Table of Contents

As filed with the Securities and Exchange Commission on August 18, 2026

Registration No. 333-297399

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	5200	82-5144171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________________

Chenlong Tan

Chief Executive Officer

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________

With copies to:

Megan J. Penick Esq.

Dorsey & Whitney LLP

51 W 52nd St.

New York, NY 10019

(212) 415-9200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED August 18, 2026

Up to 5,873,610 Shares of Common Stock Underlying

$3,149,444 of Series A Senior Secured Convertible Notes

iPower Inc.

This registration statement relates to the resale, from time to time, by a certain institutional investor or its permitted transferees (the “Investor” or “Selling Stockholder”) of up to an aggregate of 5,873,610 shares (the “Shares”) of common stock, par value $0.001 per share (the “common stock”), of iPower Inc. (the “Company”), upon conversion of $3,149,444 of Series A secured convertible notes issued pursuant to the Purchase Agreement (as defined below) (the “Series A Convertible Notes”). The Shares consist of (i) 2,379,183 shares underlying a $1,249,444 of a Series A Convertible Note, issued July 6, 2026, including interest due thereunder converted at an assumed floor price equal to 20% of the Nasdaq closing price on August 14, 2026, or $0.628; and (ii) 3,494,427 shares underlying a $1,900,000 Series A Convertible Note issued on February 10, 2026, including interest due thereunder, converted at an adjusted floor price of $0.628.

On December 22, 2025, the Company entered into the Purchase Agreement providing for the purchase by the Investor of (i) up to $30,000,000 6% original issue discount convertible notes facility, with an initial closing of $5,184,024 principal amount of Series A Convertible Notes on December 23, 2025 sold in reliance on an exemption from registration statement afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D of the Securities Act, and (ii) $1,815,976 principal amount of series B senior secured convertible notes sold pursuant to an effective registration statement on Form S-3 (SEC File No. 333-274655). The Company then registered $28,184,024 of shares of common stock underlying the Series A Notes on Form S-1 (File No. 333-292682), as amended pursuant to Form S-1MEF (File No. 333-295172), with such Series A Convertible Notes to be issuable from time to time upon sale to the Investor, first as an additional mandatory closing and, thereafter, an additional optional closing. Following the Company’s 1-for-8 reverse stock split completed on May 22, 2026 and its additional 1-for-9 reverse stock split completed on August 7, 2026, the Company is now filing this additional registration statement to register additional shares underlying the issued Series A Convertible Notes.

To date, the Company has sold an aggregate total original principal amount of $12,184,024 in Series A Convertible Notes to the Investor, with $18,000,000 of aggregate original principal amount of Series A Convertible Notes remaining available for issuance. To date, the Investor has converted a total of $9,034,580 of the Series A Convertible Notes, resulting in the conversion of a total of 661,485 shares at an average conversion per share conversion price of $13.66 on a post-reverse stock split basis (accounting for a 1-for-8 reverse stock split effectuated May 22, 2026 and a 1-for-9 reverse stock split effectuated August 7, 2026). During this time, we did not convert using the Floor Price, as defined in the Series A Convertible Notes, and instead converted at the Alternate Optional Conversion Price of 95% of the seven day VWAP for each of the seven trading days prior to the date of conversion.

We are not selling any common stock under this registration statement and will not receive any of the proceeds from the sale or other disposition of shares by the Selling Stockholder, see “Use of Proceeds.”

The Selling Stockholder or its transferees, pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the Shares described in this registration statement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder will bear all costs related to commissions and discounts, if any, attributable to the sales of the Shares. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See “Plan of Distribution” beginning on page 29 for more information about how the Selling Stockholder may sell or dispose of the Shares.

Our common stock is traded on the Nasdaq Capital Market under the symbol “IPW.” On August 17, 2026, the closing price of our common stock on the Nasdaq Capital Market was $3.14 per share.

Investing in our securities involves a high degree of risk. You should read this prospectus as well as the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholder named in this prospectus may from time to time sell the Shares described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that are incorporated by reference into this prospectus and any applicable amendment or supplement to this prospectus, which we describe under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any applicable amendment or supplement to this prospectus. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any applicable amendment or supplement to this prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

Neither we nor the Selling Stockholder are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context otherwise requires, in this prospectus, we frequently use the terms “iPower,” “we,” “our,” “us,” “our company,” and the “Company” to refer to iPower Inc.

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CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus (including any documents incorporated by reference herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our ability to control or predict and that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Our forward-looking statements may include, among other things, statements about:

•	our strategies and plans regarding the acquisition and use of cryptocurrency as reserve assets;

•	our financial and business performance, including our financial projections and business metrics;

•	macroeconomic conditions, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, U.S.-China relations, inflationary impacts and disruptions to the global supply chain;

•	the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

•	increase in supply chain costs, including raw materials, sourcing, and transportation;

•	our inability to anticipate the future market demands and future needs of our customers;

•	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;

•	our ability to meet the prospective delivery time for our products and fulfill customer orders;

•	our future capital requirements and sources and uses of cash;

•	our ability to cover our future capital expenditures and to pay down our near-term debt obligations;

•	our ability to obtain funding and raise capital for our operations;

•	our ability to access the capital markets and credit markets;

•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;

•	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy the liquidity needs of the Company;

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•	our ability to maintain the listing of our common stock on the Nasdaq;

•	technology, cybersecurity, and data privacy risks;

•	intense market competition;

•	geopolitical conditions, including political instability in the U.S. and China, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan;

•	legislative and regulatory risks, including those relating to the recent enactment of the One Big Beautiful Bill Act;

•	uncertainties and risks relating to new trade regulations, including tariffs and export control regulations;

•	the market price and value of digital assets are highly volatile, which may materially and adversely affect the value of our digital asset holdings and our financial condition;

•	the regulatory environment governing digital assets is evolving, uncertain, and subject to change, which could adversely affect our business, financial condition, and results of operations;

•	reputational risks; and

•	other risks and uncertainties described in the registration statement of which this prospectus forms a part, including those under the section entitled “Risk Factors” and those incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this registration statement and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the cover of this prospectus only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus, and in other periodic reports incorporated herein by reference.

Overview

iPower is a technology- and data-driven infrastructure company with a foundation in supply chain services, real-world commerce, and partner-based logistics and fulfillment capabilities. The Company leverages its internal software, data, and operational experience, together with a network of procurement, logistics, fulfillment, warehousing, and commerce partners, to support supply chain services, commerce infrastructure, and related business opportunities.

Building on our supply chain, software and operating foundation, iPower is pursuing AI infrastructure acquisition, financing, equipment leasing and related opportunities as a current strategic focus. The Company also maintains a limited digital asset treasury (“DAT”) position that we began implementing through digital asset purchases beginning in December 2025. Management is currently reducing certain digital asset exposure and prioritizing direct AI infrastructure and related operating opportunities, subject to the restrictions applicable to assets held in the Company's controlled collateral account.

Digital Asset Treasury and Capital Allocation Strategy

iPower adopted an initial Digital Asset Treasury (“DAT”) strategy in June 2025 and began implementing the DAT strategy through purchases beginning in December 2025. The DAT strategy was initially intended to provide limited balance-sheet exposure to potential appreciation in digital assets and to diversify a portion of our treasury assets. This overall strategy serves to govern our corporate treasury and capital-allocation activity. The strategy, which is overseen by Company management within board-approved policies, is intended to be flexible while helping us manage our capital allocation. Our purpose is not to operate a digital asset investment fund, exchange, broker-dealer, investment advisory business or customer custody business. We do not presently engage an external investment manager to oversee or advise on our investments. Our DAT assets are held with BitGo Trust Company, Inc., a South Dakota chartered trust company, which is a full service digital asset infrastructure company.

In December 2025, we acquired approximately 15.1 Bitcoin for approximately $1.325 million and approximately 301.1 Ethereum for approximately $0.884 million. In June 2026, we acquired approximately $1.0 million of USDai and subsequently converted or staked the USDai into sUSDai, a yield-bearing vault/share token associated with the USD.AI protocol, in order to obtain exposure to potential returns associated with AI infrastructure financing. We sold all sUSDAI for approximately $1,002,381 and all Ethereum for approximately $563,391 on August 14, 2026.

We do not maintain fixed target percentages or minimum allocations for Bitcoin, Ethereum, USDai, sUSDai, other digital assets or cash. The allocation percentages contained in our original financing documents were contractual use-of-proceeds and collateral requirements and were not permanent treasury allocation targets. Subject to our board-approved policy, applicable law and our financing documents, management determines the desired composition of approved asset classes based on operating liquidity, debt servicing and collateral requirements, market volatility and liquidity, custody and protocol risk, expected risk-adjusted returns and available operating opportunities.

Substantially all digital assets, cash and other property held in the applicable controlled accounts, together with related proceeds, are pledged to the Collateral Agent, an affiliate of the Convertible Note Investor, for the benefit of the holders of the Convertible Notes.

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On July 6, 2026, we amended the Purchase Agreement with the Investor to permit proceeds from future Additional Optional Closings (as defined in the Purchase Agreement) to be used for any general corporate purpose determined by management. Accordingly, proceeds raised from Additional Optional Closings are not subject to a fixed digital asset allocation and may be used for working capital, repayment of indebtedness, AI infrastructure and other corporate purposes. Assets already held in the controlled collateral account remain subject to the applicable custody-control arrangements and first-priority security interest.

Management determines the desired asset composition within the controlled account and may request purchases, sales, redemptions and rebalancing involving approved assets. The Collateral Agent has contractual control over the blocked account, and the custodian acts on instructions of the Collateral Agent in accordance with the custody-control arrangement. A sale or redemption within the account changes the form of the collateral but does not release it. Cash or other proceeds remain pledged unless released in accordance with the financing documents.

After reviewing the performance, liquidity and risks of our digital asset holdings and the availability of direct AI infrastructure opportunities, management has shifted our current capital-allocation priority away from additional passive digital asset accumulation and toward AI infrastructure acquisition, financing, equipment leasing and related operating opportunities. We do not have an automatic or recurring digital asset purchase program and are not committed to maintaining a minimum amount of digital assets.

We continue to hold Bitcoin as of August 15, 2026, but may retain, reduce or sell that position in the future in accordance with our policy and financing documents.

As of August 15, 2026, we held the digital assets and controlled-account cash amounts set forth in the table below.

Asset	Acquisition amount	Units	Indicative price	Indicative value		Status
U.S. dollars	–	$4,817,911.37	$1.00	$4,817,911.37		Held in controlled account
Bitcoin	$1,325,400	15.11524045 BTC	$62,962.43	$951,692.27		Held
Total assets held in controlled account	–	–	–	$5,769,603.64	*	Includes cash and digital assets

* Company-provided values as of August 15, 2026.

Global Economic Disruption

While at present the majority of our products are sourced either in the United States or China, the military conflict between Russia and Ukraine, as well as the ongoing conflict in the Middle East, may nonetheless increase the likelihood of supply chain interruptions and hinder our ability to find the materials we need to make our products. Thus far, as a result of the general global economic disruption, we have experienced a decrease in the speed with which we have been able to purchase new inventory, as well as an increase in costs due to delays in shipping, resulting increase in time with which products remain in our warehouse facilities, thus resulting in reduced profits. In addition, supply chain disruptions may make it harder for us to find favorable pricing and reliable sources for the materials we need, putting upward pressure on our costs and increasing the risk that we may be unable to acquire the materials and services we need to continue to make certain products.

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Recent Developments

On December 22, 2025, the Company entered into the Purchase Agreement with the Investor providing for the purchase by the Investor of a 6% original issue discount (OID) convertible note facility in the aggregate original principal amount of $30,000,000 (the “Convertible Note Facility”), in which the Investor agreed to initially purchase (i) a Series A Convertible Note in the aggregate original principal amount of $5,184,024, and shares of common stock issuable pursuant to the terms of the Series A Convertible Notes in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D as promulgated thereunder, and (ii) $1,815,976 aggregate principal amount of a Series B Convertible Note, and shares of common stock issuable pursuant to the terms of the Series B Convertible Notes in a registered direct offering pursuant to a currently effective shelf registration statement on Form S-3 (File No. 333-274665), which was declared effective by the SEC on September 29, 2023. In addition, pursuant to the Purchase Agreement, the parties closed on an additional $5,000,000 of Series A Convertible Notes (the “Additional Series A Notes”) upon effectiveness of a resale registration statement. On July 6, 2026, the Company and the Investor entered into an amendment to the Purchase Agreement for purposes of (i) increasing funds available under the facility by an additional original principal amount of $2,000,000 and (ii) removing restrictions on the use of proceeds for any additional funds obtained through the facility. To date, in addition to the Series B convertible note sold in December 2025, the Company has sold a total of $12,184,024 in Series A convertible notes, with an additional $18,000,000 in Additional Series A Notes remaining available for issuance under the Convertible Note Facility. Digital Offering LLC has acted as placement agent and receives a 6% cash commission for each closing consummated under the Convertible Note Facility. As of August 17, 2026, the Investor has converted a total of $9,034,580 of the Series A Notes, resulting in the conversion of a total of 661,485 shares at an average conversion per share conversion price of $13.66 on a post-reverse stock split basis (accounting for a 1-for-8 reverse stock split effectuated May 22, 2026 and a 1-for-9 reverse stock split effectuated August 7, 2026).

On February 1, 2026, the Company entered into a software asset transfer agreement (the “Software Asset Transfer Agreement”) with its then-wholly owned subsidiary, Global Product Marketing, Inc., a Nevada corporation (“GPM”), pursuant to which GPM assigned, transferred and conveyed to the Company all of GPM’s right, title and interest in its Software Assets (as defined in the agreement), and iPower assumed all outstanding vendor payables related to the Software Assets. In addition, the Software Asset Transfer Agreement granted GPM a non-exclusive worldwide, perpetual, irrevocable and royalty free license to use, reproduce and modify the licensed software, thus allowing iPower and GPM to collaborate in the software development on a going forward basis. Further, in the event GPM resells the Original Software code (as defined in the agreement), GPM shall pay iPower 50% of the proceeds received in relation to such sale. Thereafter, on February 1, 2026, the Company entered into a stock purchase agreement with ETTS AI Investment LLC, a Nevada limited liability company (“ETTS AI”), pursuant to which the Company sold all of its equity interest in GPM and its underlying entities to ETTS AI in exchange for a $2.3 million promissory note (the “Promissory Note”). The Promissory Note is repayable in full in seven years, may be prepaid at any time, and repayment may be credited from time to time by purchase orders (as described below) made under a supply and distribution agreement, dated February 1, 2026 (the “Supply and Distribution Agreement”), between the Company, GPM and ETTS AI.

Under the Supply and Distribution Agreement, the Company and GPM agreed that the Company would act as exclusive supplier in the United States, Canada and Mexico for all existing SKUs that have historically been distributed from iPower to GPM, thus allowing iPower to continue in its role of supplier to GPM while divesting of the cost center associated with GPM’s sales function. As distributor, iPower will charge GPM, as supplier, a price mutually agreed on for each product and has the right to add up to 15% margin on top of the net cost. In addition, GPM will charge iPower a cooperative marketing fee, which will be defined in a subsequent agreement between the parties. Under the Supply and Distribution Agreement, payment on all purchaser orders are due within seven days of GPM’s receipt of payment from its customers and amounts identified as “Margin” (i.e., the Company’s cost x margin on the SKUs purchased by GPM) may be applied on a dollar-for-dollar as a credit/offset against the outstanding amounts owed under the Promissory Note. The Supply and Distribution Agreement has a term of five years and automatically renews thereafter for subsequent two year terms, unless 90 days’ notice is provided prior to the expiration of such term. In addition, the Supply and Distribution Agreement contains standard limitation on liability, indemnification and other provisions standard for an agreement of this nature.

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On June 30, 2026, the Company, GPM and ETTS AI entered into a supplement to the Supply and Distribution Agreement (the “Supplement”) pursuant to which GPM assumed $2,007,366.86 of accounts payable owed to the Company’s suppliers in exchange for acquiring an equal amount of the Company’s existing inventory. Additionally, the Supplement releases the Company and GPM from exclusive sourcing and distribution obligations owed to one another under the Supply and Distribution Agreement.

Effective May 22, 2026, the Company implemented a 1-for-8 reverse stock split of its common stock, under which every eight issued and outstanding pre-split shares were automatically reclassified into one post-split share with no change in par value, resulting in a proportionate adjustment to outstanding equity awards, warrants, and exercise prices (the “May Reverse Split”).

Effective August 7, 2026, the Company implemented a 1-for-9 reverse split of its common stock, under which every nine issued and outstanding pre-split shares were automatically reclassified into one post-split share with no change in par value, resulting in a proportionate adjustment to outstanding equity awards, warrants and exercise prices (the “August Reverse Split,” with the August Reverse Split and May Reverse Split together referred to as the “Reverse Splits”). Unless otherwise noted, all information contained in this prospectus has been adjusted to reflect the Reverse Splits. The Reverse Splits had no effect on the total number of authorized shares of common stock or preferred stock.

Corporate Information

The Company was formed on April 11, 2018 in the State of California under the name BZRTH Inc. On September 4, 2020, we filed a Certificate of Amendment with the State of Nevada changing our name to iPower Inc. Our principal offices are located at 8798 9th Street, Rancho Cucamonga, CA 91730 and our phone number is (626) 863-7344. Our business website is www.meetipower.com. The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our websites is not incorporated by reference into this registration statement and should not be considered to be part of this registration statement.

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The Offering

The summary below contains basic information about the Series A Convertible Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Series A Convertible Notes, please refer to the section of this registration statement entitled “Description of the Series A Convertible Notes” on page 24.

Securities Offered:	Up to 5,873,610 shares of common stock issuable upon conversion of the $3,149,444 aggregate principal amount, plus interest, of the Series A Convertible Notes.

Original Principal Amount:	$3,149,444

Interest; Interest Rate:	The Series A Convertible Notes bear interest at the rate of 10% per annum.

Ranking:	Senior secured obligations of the Company, ranking senior to all of the Company’s outstanding and future indebtedness, subject to certain exceptions.

Maturity Dates:	Each Series A Convertible Note matures on the 24-month anniversary of the applicable issuance date.

Common Stock Outstanding Immediately Prior to This Offering:	939,475 shares (only giving effect to shares converted to date under the Series B Convertible Notes in conjunction with a registered direct offering and to shares converted to date under the Series A Convertible Notes).

Common Stock Outstanding Immediately after This Offering:	6,813,085 shares (giving effect to all of the shares being registered herein and issuable upon conversion of the Series A Convertible Notes).

Conversion:	The holder may convert at (i) a fixed conversion price or (ii) an alternate conversion price equal to the lower of (A) the conversion price or (B) the greater of the floor price or 95% of the lowest VWAP during the seven (7) trading day period preceding conversion (or 90% of the lowest VWAP during the ten (10) trading day period during an event of default).

Beneficial Ownership Limitation:	Conversions are prohibited to the extent they would cause the Investor (together with its affiliates) to beneficially own more than 4.99% of our outstanding common stock. The Investor may elect to increase this limit to 9.99% with 61 days’ prior written notice to us.

Issuer Redemption Rights:	The Company may redeem all or any portion of the Series A Convertible Notes at 10% premium on the conversion amount being redeemed (or 15% premium during an event of default).

Use of Proceeds:	We will not receive any proceeds in connection with the Selling Stockholder’s sale of the shares of common stock underlying the Series A Convertible Notes. For a more detailed description of the use of proceeds, see “Use of Proceeds” in this registration statement.

Risk Factors:	Investing in our securities involves significant risks. See “Risk Factors” on page 9 of this registration statement and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our securities.

Nasdaq Trading Symbol:	IPW

The common stock outstanding after the offering is based on 939,475 shares of our common stock outstanding as of August 17, 2026, and excludes the following:

•	627,315 shares of common stock which are reserved for issuance under our Amended and Restated 2020 Equity Incentive Plan, of which a total of 74,039 shares have been granted and 3,564 shares remain subject to vesting conditions including (i) 1,994 restricted stock units, and (ii) options to purchase 1,570 shares of common stock, of which 1,127 shares are vested and the remainder of which remain subject to vesting conditions;

•	961 shares of common stock underlying the warrants issued on June 18, 2024, in a registered direct offering; and

•	excludes all shares issuable upon conversion of the Series A Convertible Notes, other than shares under the Series A Convertible Notes that have been converted to date.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this registration statement, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this registration statement and the documents that we have incorporated by reference herein and therein, including our financial statements and related notes incorporated by reference in this registration statement. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Sales of a substantial number of shares of our common stock in the public market could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. We have registered shares of our common stock that we have issued and may in the future issue under our employee equity incentive plans. These shares may be sold freely in the public market upon issuance, subject to relevant vesting schedules, and applicable securities laws. In addition, we may in the future issue equity securities as consideration for various types of corporate transactions, including acquisitions, strategic partnerships and licensing transactions, which results in dilution to our existing stockholders and may result in additional sales of our common stock. Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price.

The sale or availability for sale of shares issuable upon conversion of the Convertible Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that one or more investors in the Convertible Notes sell shares of our common stock issued upon conversion of the Convertible Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors, and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

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In the event we are unable to convert the Series A Convertible Notes, servicing our debt may require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Convertible Note Facility.

Our ability to make payments of principal or to pay interest on or to refinance the Series A Convertible Notes issued under the Convertible Note Facility depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the Series A Convertible Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Series A Convertible Notes, should we be unable to timely repay our debt thereunder, will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Series A Convertible Notes.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

You may experience dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be lower than the price per share paid by investors in this offering.

An active trading market for our common stock may not be maintained.

Our common stock is currently traded on The Nasdaq Capital Market, but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. If an active market for our common stock is not maintained, it may be difficult for our stockholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Risks Related to Our Digital Asset Treasury Strategy

Our DAT Strategy exposes us to various risks, including risks associated with bitcoin.

Our DAT Strategy exposes us to various risks, including the following:

Our digital assets are subject to a first priority security interest and are not freely available for our use or for use by our stockholders. Our digital assets, controlled-account cash and related proceeds are subject to a first-priority security interest and are not freely available to us or our common stockholders. Substantially all digital assets, cash and other property held in the applicable controlled accounts, together with related proceeds, are pledged to the Collateral Agent, an affiliate of the Convertible Note Investor, for the benefit of the holders of the Convertible Notes. The Collateral Agent has contractual control over the blocked custodial account. A sale, redemption or conversion of a digital asset into cash within the account does not release the collateral; the resulting cash remains pledged. We may withdraw or use collateral only if the applicable release conditions are satisfied or the required consent is obtained. If an Event of Default occurs, as defined in the Convertible Notes, the Collateral Agent may take control of and dispose of the collateral and apply the proceeds to the secured obligations before any residual value is available to holders of our common stock. Accordingly, the gross value of our controlled-account assets should not be viewed as unrestricted cash or net asset value available to common stockholders.

Bitcoin and other digital assets are highly volatile assets. Bitcoin (or BTC) and Ethereum (or ETH) are highly volatile assets. BTC has traded below $57,725 per bitcoin and above $126,279 per bitcoin on the Coinbase exchange (a principal market for bitcoin) in the 12 months preceding the date of this Offering. The trading price of bitcoin significantly decreased during prior periods, and such declines may occur again in the future.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

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While our DAT Strategy is new, our bitcoin holdings could significantly impact our financial results and the market price of our listed securities. Any bitcoin holdings we purchase could significantly affect our financial results. If we continue to invest in bitcoin and increase our overall holdings of bitcoin in the future, they will have an even greater impact on our financial results and the market price of our listed securities.

We intend to purchase bitcoin primarily using proceeds from equity and debt financings. Our ability to achieve the objectives of our DAT Strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our DAT Strategy.

Our DAT Strategy has not been tested and we cannot be certain it will be successful. As we roll out our new DAT Strategy, we will need to continually examine the risks and rewards of our strategy to acquire and hold BTC and ETH. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe BTC, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of BTC declined in recent periods during which the inflation rate increased. If BTC or ETH prices were to decrease or our DAT Strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians. Although we will implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the digital assets we own in custody accounts at institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held BTC or ETH were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such digital assets, or delaying or hindering our access to our digital asset holdings, and this may ultimately result in the loss of the value related to some or all of such bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of BTC, ETH or stablecoins. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our BTC or ETH, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of BTC or ETH, limit the availability to us of financing collateralized by BTC or ETH or create or expose additional counterparty risks.

Changes in the accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. Our digital asset holdings and related transactions may create significant volatility in our reported results and our historical financial statements do not reflect all recent developments. Our financial statements through March 31, 2026 reflected our BTC and ETH acquisitions and related fair-value changes. They do not reflect our June 2026 USDai acquisition, subsequent conversion or staking into sUSDai, or our August 2026 instructions to redeem sUSDai and sell ETH. We adopted ASU 2023-08 on July 1, 2025 and record qualifying digital assets at fair value, with realized and unrealized changes recognized in earnings. As a result, changes in digital asset values and any sale or redemption may materially increase volatility in our reported earnings. The accounting and valuation treatment of sUSDai and related redemption proceeds may involve judgment and may differ from the value displayed by the custodian or protocol dashboard.

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The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Digital assets can be highly volatile assets, and, in the event we develop significant digital asset holdings, fluctuations in the price are likely to influence our financial results and the market price of our listed securities.

Digital assets can be highly volatile assets, and, in the event we develop significant holdings, fluctuations in the price are likely to influence our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if we hold substantial digital assets and the price decreased substantially, including as a result of:

•	decreased user and investor confidence in our digital asset holdings, including due to the various factors described herein;
•	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of digital assets by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of digital assets associated with significant hacks, seizures, or forfeitures, such as the transfers of BTC to (a) creditors of the hacked cryptocurrency exchange Mt. Gox which distribution began in July 2024, (b) claimants following proceedings related to a 2016 hack of Bitfinex—which claims are currently being adjudicated, (c) the German government following the seizure of about 50,000 bitcoin in January 2024 from the operator of Movie2k.to, or (d) the Northern District Court of California granting the U.S. Department of Justice in January 2025 the right to liquidate 69,370 bitcoin seized from the Silk Road marketplace; and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin exchange-traded products (“ETPs”);
•	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, digital asset or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;
•	changes in consumer preferences and the perceived value or prospects of bitcoin;
•	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;
•	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;
•	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto;
•	developments relating to the Bitcoin protocol, including (i) changes to the Bitcoin protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the Bitcoin blockchain, changes to the maximum number of bitcoin outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the Bitcoin protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the Bitcoin protocol that introduce software bugs, security risks or other elements that adversely affect bitcoin;

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•	disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which has now been dropped but which initially sought to freeze all of its assets during the pendency of the enforcement action and has since resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;
•	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;
•	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;
•	further reductions in mining rewards of bitcoin, including due to block reward halving events, which are events that occur after a specific period of time (approximately once every four years, the most recent of which occurred in April 2024) that reduce the block reward earned by “miners” who validate bitcoin transactions; increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining; new or enhanced regulation or taxation of bitcoin mining, which could further increase the costs associated with bitcoin mining, any of which may cause a decline in support for the Bitcoin network;
•	transaction congestion and fees associated with processing transactions on the Bitcoin network;
•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;
•	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and
•	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is evolving, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, within the past several years:

•	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries and the working group recently released a report outlining a proposed framework for regulating the digital asset market in the U.S.;
•	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like bitcoin;
•	in June 2023, the SEC filed complaints against Binance Holdings Ltd. (“Binance”) and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

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•	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;
•	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets”;
•	in November 2023, Binance and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States;
•	in May 2025, the SEC dismissed its civil enforcement action, which included charges of operating unregistered exchanges, broker-dealers and clearing agencies, as well as charges of the unregistered offer and sale of securities, against Binance, its related entities BAM Trading Services Inc. and BAM Management US Holdings Inc, and its founder, Changpeng Zhao; and
•	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of bitcoin, as well as our ability to hold or transact in bitcoin, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in the DAT Strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of BTC or ETH in particular, may also impact the price of BTC or ETH and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of BTC, ETH or other cryptocurrency may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to BTC, ETH or other cryptocurrency, institutional demand for cryptocurrency as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for BTC or ETH as a store of value or means of payment, and the availability and popularity of alternatives to BTC or ETH. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because digital assets have no physical existence beyond the record of transactions on the Bitcoin or other blockchain, a variety of technical factors related to the BTH blockchain could also impact the price of BTH. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

From time to time, we may hold USDai and sUSDai. Such holdings of USDai and sUSDai would expose us to risks specific to the USD.AI protocol and sUSDai’s yield-bearing and redemption mechanics. In addition to the risks associated with our DAT Strategy and digital asset holdings described above, our holdings of USDai and staked USDai, or sUSDai, will be subject to risks specific to the USD.AI protocol, including risks relating to the protocol’s reserve, staking, share-pricing, lending and redemption mechanics. Although USDai is intended to function as a fully backed synthetic dollar, it is not cash or an insured bank deposit, and its redeemability depends on the continued availability and operation of the protocol’s supported stablecoin reserves, swap adapters and related processes. sUSDai is a yield-bearing vault/share token rather than a stablecoin, and its value, yield and redemption proceeds depend on the performance, valuation and liquidity of underlying lending positions, unallocated USDai and protocol-administered share-pricing methodology. Redemptions of sUSDai may be asynchronous, queued, subject to timelocks and serviced periodically, and the redemption share price may be lower than the deposit share price or the value reflected in accrued yield, including if underlying loans default, collateral values are impaired, liquidity is unavailable, or the applicable position managers, administrators or governance-controlled processes do not operate as expected. Any inability to redeem USDai or sUSDai when needed, any shortfall between expected and realized redemption value or yield, or any adverse change in the USD.AI protocol, its collateral, loan performance, reserves or redemption process could reduce the value or liquidity of these holdings and adversely affect our liquidity, financial condition and results of operations.

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Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

We only recently commenced our DAT Strategy. As a result, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of bitcoin.

The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. In December 2023, the FASB issued ASU 2023-08, which we will need to adopt going forward. We determine the fair value of our bitcoin based on quoted (unadjusted) prices on the Coinbase exchange (our principal market for bitcoin).

ASU 2023-08 requires us to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our digital assets in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our digital asset holdings. ASU 2023-08 does not permit retrospective restatement of prior periods. Accordingly, we expect the adoption of ASU 2023-08 to significantly affect the carrying value of our digital assets on our balance sheet.

As a result of our adoption of ASU 2023-08, we may incur greater losses during periods when we previously would have incurred smaller losses or no losses because we had already impaired the carrying value of our digital assets to a low price observed during a prior period, and we may also incur gains during periods when the market value of BTC or ETH rises, as compared to periods prior to January 1, 2025, when we would not have incurred any gains under similar circumstances. Accordingly, due in particular to the volatility in the price of bitcoin, we expect the adoption of ASU 2023-08 to increase the volatility of our financial results. Additionally, as a result of ASU 2023-08 requiring a cumulative-effect adjustment to our opening balance of retained earnings as of January 1, 2025 and not permitting retrospective restatement of prior periods, our future results will not be comparable to results from periods prior to our adoption of the guidance.

Because we may purchase additional bitcoin in future periods and increase our overall holdings of BTC, ETH or other digital assets, we expect that the proportion of our total assets represented by our DAT holdings will increase in the future. As a result, and in particular due to our adoption of ASU 2023-08, volatility in our earnings may be significantly more than what we experienced in prior periods.

The availability of spot exchange traded products (“ETPs”) for bitcoin and other digital assets may adversely affect the market price of our listed securities.

Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to bitcoin and other digital assets through traditional investment channels, and instead generally were only able to hold bitcoin or other digital assets through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin through investment vehicles that hold bitcoin and issue shares representing fractional undivided interests in their underlying bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of bitcoin as well as a decline in the value of our common stock relative to the value of our bitcoin.

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Although we are an operating company, and we believe we offer a different value proposition than a bitcoin investment vehicle such as a spot bitcoin ETP, investors may nevertheless view our common stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot bitcoin ETP instead of our common stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot bitcoin ETPs, we (i) do not seek for our shares of common stock to track the value of the underlying bitcoin or other digital asset we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Nevada corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our common stock. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to bitcoin, such as bitcoin futures exchange-traded funds (“ETFs”), leveraged bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our common stock relative to the value of our bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for bitcoin and other digital assets could have a material adverse effect on the market price of our listed securities.

Our DAT Strategy subjects us to enhanced regulatory oversight.

As noted above, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

Our bitcoin holdings will serve as collateral securing our outstanding indebtedness to the Investor following this Offering. In addition, we may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our bitcoin or other digital asset holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our digital asset holdings. These types of bitcoin- and cryptocurrency-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin- or cryptocurrency-related transactions we may enter into, beyond simply acquiring and holding BTC or ETH, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022, which brought increased regulatory scrutiny to the digital asset industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in bitcoin or other digital assets.

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In addition, private actors that are wary of bitcoin, other digital assets, or the regulatory concerns associated with digital assets in general have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin and digital asset trading venues, such trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin and other digital asset trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital asset trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in BTC, ETH or other digital asset trading venues, including prominent exchanges that handle a significant volume of digital asset trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived wash trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, after which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. As the price of our listed securities is affected by the value of our bitcoin holdings, the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our listed securities.

The concentration of our bitcoin holdings enhances the risks inherent in our DAT Strategy.

While we only just recently began our acquisition of bitcoin, we anticipate that the concentration of our bitcoin holdings will limit the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our DAT Strategy. Any future significant declines in the price of bitcoin would have a pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

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The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business.

As a result of our DAT Strategy, our digital assets have been concentrated in BTC and ETH holdings. Accordingly, the emergence or growth of digital assets other than BTC or ETH may have a material adverse effect on our financial condition. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

When acquired, our bitcoin holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions, including capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

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If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Substantially all of the bitcoin we own is held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Bitcoin blockchain ecosystem or in the use of the Bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our business.

We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

We hold, or will hold, our bitcoin with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time. In light of the significant amount of bitcoin we hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

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The insurance that covers losses of our bitcoin holdings covers only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our bitcoin. Moreover, our use of custodians exposes us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the Bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our listed securities.

While we are only just commencing our DAT Strategy, in the future our assets may be concentrated in bitcoin holdings. While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our DAT Strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

In addition, if bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our listed securities.

We monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If bitcoin is determined to be a security for purposes of the federal securities laws, we would take steps to reduce our holdings of bitcoin as a percentage of our total assets. These steps may include, among others, selling bitcoin that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our bitcoin at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If bitcoin is determined to constitute a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

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We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our DAT Strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our DAT Strategy would require the approval of our board of directors, no shareholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding bitcoin.

Our DAT Strategy exposes us to risk of non-performance by counterparties.

Our DAT Strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our bitcoin is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc., Binance Holdings Ltd., and Kraken, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our bitcoin holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our financial results and the market price of our common stock may be affected by the price of Bitcoin.

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in bitcoin. After closing on the sale of Series A Convertible Notes and Series B Convertibles, we intend to purchase approximately $4.4 million in BTC and ETH, which will remain in a controlled account. The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as bitcoin, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of bitcoin.

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Any decrease in the fair value of bitcoin below our carrying value for such assets could require us to incur an impairment charge, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our common stock. In addition, the application of generally accepted accounting principles in the United States with respect to bitcoin remains uncertain in some respects, and any future changes in the manner in which we account for our bitcoin assets could have a material adverse effect on our financial results and the market price of our common stock.

In addition, if investors view the value of our common stock as dependent upon or linked to the value or change in the value of our bitcoin holdings, the price of bitcoin may significantly influence the market price of our common stock.

The price of our common stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.

Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new bitcoin treasury strategy, we expect to see additional volatility. As a result of this volatility, you may not be able to sell your common stock. The market price for our common stock may be influenced by many factors, including:

•	our bitcoin treasury strategy;
•	the success of competitive products, services or technologies;
•	regulatory or legal developments in the United States and other countries;
•	the recruitment or departure of key personnel;
•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	general economic, industry and market conditions; and
•	the other factors described in this ‘‘Risk Factors’’ section.

Our management may invest or spend the proceeds of any offering by the Company in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by the Company and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline and delay the development of additional products and services our pursuit of our new DAT Strategy. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. We will not receive any proceeds from sales by the Selling Stockholders.

Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our digital assets or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

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We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our DAT Strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our board of directors, no stockholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding digital assets.

We face other risks related to our DAT Strategy.

Our DAT Strategy exposes us to various risks, including the following:

•	bitcoin and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our DAT Strategy could subject us to enhanced regulatory oversight;
•	regulatory changes could impact our ability to operate validators or receive rewards;
•	regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations;
•	potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities;
•	uncertainty around bitcoin’s regulatory status may impact our ability to list on certain exchanges;
•	changes in political administration may not guarantee a favorable regulatory environment for bitcoin;
•	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements.

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DESCRIPTION OF THE SERIES A CONVERTIBLE NOTES

We are registering shares of our common stock issuable upon conversion of up to $3,149,444 aggregate principal amount of our Series A senior secured convertible promissory notes, which we refer to herein as the “Series A Convertible Notes.” The Series A Convertible Notes are senior secured obligations of the Company, bear interest at 10% per annum and are convertible into shares of our common stock.

This prospectus relates to the resale of the shares of our common stock issuable from time to time upon conversion of the Series A Convertible Notes.

The following is a description of the material terms of the Series A Convertible Notes and the Purchase Agreement. Capitalized terms used in this description but not otherwise defined herein have the meanings assigned to them in the Series A Convertible Notes or the Purchase Agreement, as applicable. This summary is not complete and is qualified in its entirety by reference to the Series A Convertible Notes and the Purchase Agreement. Copies of those documents are available as described under “Where You Can Find More Information.”

General

The Series A Convertible Notes bear interest at 10% per annum, are senior secured obligations of the Company, and are convertible into shares of our common stock as described below.

At any time the Series A Convertible Notes are outstanding, we are required to reserve at least 100% of the number of shares of common stock necessary to effect the conversion of all outstanding Series A Convertible Notes at the Floor Price then in effect. The Series A Convertible Notes contain customary adjustment mechanisms for stock splits, stock dividends and other similar corporate events, as well as protections in the event of a fundamental transaction, each as described below.

Offering Price; Principal Amount

We are registering for resale herein up to 5,873,610 shares of common stock issuable upon conversion of $3,149,444 aggregate principal amount of Series A Convertible Notes.

Maturity Dates

Unless earlier converted or redeemed, each Series A Convertible Note matures on the 24-month anniversary of the Issuance Date. On the Maturity Dates, the Company is required to pay to the holder in cash all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges. The Company may not prepay the Series A Convertible Notes except as specifically permitted.

Interest

The Series A Convertible Notes bear interest at 10% per annum, payable monthly on the first trading day of each calendar month. Upon the occurrence and during the continuance of an event of default, the interest rate on the Series A Convertible Notes will increase by 7.0% per annum. Interest is payable in shares of common stock, so long as there has been no Equity Conditions Failure or, at the Company’s option, in cash or a combination thereof. Interest payable in shares of common stock will be calculated based on the number of shares equal to the amount of interest payable divided by the Alternate Conversion Price in effect on the applicable interest date.

Conversion at the Option of the Holder

The holder may convert all or any portion of the outstanding principal and accrued interest at any time after the issuance date; provided that, prior to the three-month anniversary of the Issuance Date, the amount of Series A Convertible Notes converted at the Alternate Optional Conversion Price may not exceed an aggregate of $2,000,000.

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Conversion Price

The fixed Conversion Price for each of the July 2026 Note and the February 2026 Note is $2.39 and $5.11 per share, respectively, subject to adjustment as provided in the Series A Convertible Notes.

The holder may elect to convert at an Alternate Conversion Price, which provides for conversion at a discounted price based on recent trading VWAP. The Alternate Optional Conversion Price is equal to the lower of (i) the Conversion Price or (ii) the greater of (x) the Floor Price or (y) 95% of the lowest VWAP during the seven (7) consecutive trading day period ending on the trading day immediately preceding delivery of the conversion notice. The Alternate Event of Default Conversion Price is equal to the lower of (i) the Conversion Price or (ii) the greater of (x) the Floor Price or (y) 90% of the lowest VWAP during the ten (10) consecutive trading day period ending on the trading day immediately preceding delivery of the conversion notice. The Floor Price is $0.628 per share for each of the February and July Note, subject to adjustment.

Beneficial Ownership Limitation

Conversions are prohibited to the extent they would result in the holder beneficially owning more than 4.99% of our outstanding common stock. The holder may increase this limitation up to 9.99% upon 61 days’ prior written notice to the Company.

Company Redemption Rights

The Company may redeem all or any portion of the outstanding conversion amount at any time at a premium of 10% of the conversion amount being redeemed (or a premium of 15% during an Event of Default Redemption Right Period).

Fundamental Transactions and Change of Control

Upon a Fundamental Transaction, the Company must either (i) cause any successor entity to assume the Company’s obligations under the Series A Convertible Notes or (ii) permit the holder to require redemption at the Change of Control Redemption Price. A Fundamental Transaction includes any transaction that would result in a change of control of the Company or a sale of substantially all of its assets.

Anti-Dilution Adjustments

The Conversion Price is subject to adjustment upon stock splits, stock dividends, stock combinations, recapitalizations and similar events, issuance of common stock, options or convertible securities at prices below 115% of the Conversion Price then in effect (subject to certain conditions), distributions to stockholders, and other dilutive events. The holder is entitled to participate in purchase rights and distributions made to common stockholders as if the holder had converted the Series A Convertible Notes.

Delivery of Shares Upon Conversion

Conversion shares must be delivered within one trading day after the Company’s receipt of a conversion notice. If the Company fails to deliver shares when due on more than two occasions, it is required to pay liquidated damages equal to 1% per day of the product of (i) the number of shares not delivered times (ii) any trading price selected by the holder during the period from the conversion date to the share delivery deadline. The holder also has buy-in rights if the Company fails to timely deliver shares.

Additional Covenants

While the Series A Convertible Notes remain outstanding, the Company is subject to various restrictive covenants, including limitations on incurrence of additional indebtedness (other than permitted indebtedness), creation of liens (other than permitted liens), restricted payments and investments, redemption of equity securities, transfer of assets (other than in the ordinary course), transactions with affiliates, and changes in the nature of business.

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Security

The Series A Convertible Notes and the Series B Convertible Notes issued under the Purchase Agreement are secured obligations of the Company, secured by substantially all of the assets of the Company and certain of its subsidiaries pursuant to the Security Agreement and other security documents.

Ranking

The Series A Convertible Notes constitute senior secured obligations of the Company and rank senior to all of the Company’s other outstanding and future indebtedness, subject to certain exceptions for permitted indebtedness.

Description of Common Stock

Common Stock

The Series A Convertible Notes are convertible into shares of common stock, upon the conversion terms described above and as set forth in the Series A Convertible Notes. As of August 17, 2026, our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.001 per share, of which 939,475 shares of common stock were issued and outstanding; and 20,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Dividends. Subject to the express terms of any outstanding preferred stock, dividends may be paid in cash or otherwise with respect to the holders of our common stock out of the assets of the Company legally available therefor, upon the terms, and subject to such limitations, as the board of directors may determine.

Voting Rights. Holders of common stock are entitled to one (1) vote per share in voting or consenting to the election of directors and for all other corporate purposes for which they are entitled to vote.

Liquidation Rights. Subject to the express terms of any outstanding preferred stock, in the event of a Liquidation of the Corporation, the holders of common stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of common stock ratably in proportion to the total number of shares of common stock then issued and outstanding.

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USE OF PROCEEDS

We are not selling any common stock under this prospectus, and we will not receive any proceeds from the sale of the common stock by the Selling Stockholder. All net proceeds from the sale of the common stock covered by this prospectus will go to the Selling Stockholder. However, the Company will receive proceeds upon the sale of the Series A Convertible Notes issued in any additional closing pursuant to the Purchase Agreement, which proceeds the Company intends to use to pay off existing loans, investing in additional digital assets, and for general corporate purposes.

We expect that the Selling Stockholder will sell their Shares as described under “Plan of Distribution.”

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those shares issuable to the Selling Stockholder upon conversion of the Series A Convertible Notes, consisting of up to 5,873,610 shares of common stock underlying $3,149,444 of outstanding principal of Series A Convertible Notes. Such Series A Convertible Notes were issued to the Selling Stockholder in private placements which closed on February 10, 2026 and July 6, 2026. For additional information regarding the issuances of those Convertible Notes, see “Prospectus Summary - Recent Developments - Registered Direct Offering” above. We are registering the shares of common stock issuable upon conversion of the Series A Convertible Notes in order to permit the Selling Stockholder to offer the Shares for resale from time to time. Except as noted in this prospectus, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of shares of our common stock held by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, which number includes the shares underlying the Convertible Notes, as of August 14, 2026, assuming conversion of the all Convertible Notes issuable to the Selling Stockholder pursuant to the Purchase Agreement have been issued at an additional closing as of the date hereof, taking into account any limitations on conversions set forth therein. The third column lists the maximum number of the shares of common stock being offered in this prospectus by the Selling Stockholder and does not take into account any limitations on conversion of the Series A Convertible Notes set forth therein. The fourth column lists the amount of the shares of common stock owned after the offering, assuming in the sale of all of the Shares of common stock offered by the Selling Stockholder pursuant to this prospectus, and without regard to any limitations on conversions.

In accordance with the terms of a registration rights agreement with the Selling Stockholder, this prospectus generally covers the resale of the maximum number of shares of common stock issued or issuable upon conversion of the Series A Convertible Notes, including any interest due thereunder through August 14, 2026, determined as if all Series A Convertible Notes were issued as of the date hereof and were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the floor price in effect on the date this registration statement was initially filed with the SEC. Because the conversion price and floor price of the Series A Convertible Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

Under the terms of the Series A Convertible Notes, the Selling Stockholder may not convert the Series A Convertible Notes to the extent such conversion would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such conversion (the “Maximum Percentage”), excluding for purposes of such determination shares of common stock issuable upon conversion of such Series A Convertible Notes which have not been converted. The number of shares in the second column reflects this limitation. The Selling Stockholder may sell all, some, or none of its shares in this offering. See “Plan of Distribution.”

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Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (2)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (3)	Number of Shares of Common Stock Owned After the Offering (2)(5)
	Number	Percent		Number	Percent
ATW Digital Asset Opportunities XIV LLC (1)	46,879 (4)	4.99%	5,873,610	339,973	4.99%

(1)	The securities are directly held by ATW Digital Asset Opportunities XIV LLC, which is wholly owned by ATW Master Fund V LP (the “Fund”), and may be deemed to be beneficially owned by: (i) ATW Partners Opportunities Management LLC, which serves as the investment manager of the Fund; and (ii) Antonio Ruiz-Gimenez and Kerry Propper, who serve as the managing members of the investment manager (the Selling Stockholder and Fund, together with (i) and (ii), the “Reporting Persons”). While the Reporting Persons may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by the Selling Stockholder, each of the Reporting Persons disclaim beneficial ownership of the Company’s securities reported herein. The address of ATW Digital Asset Opportunities XIV LLC is c/o ATW Partners Opportunities Management, LLC, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119.

(2)	Applicable percentage ownership is based on 939,475 shares of our common stock outstanding as of August 17, 2026, and based on 6,813,085 shares of our common stock outstanding after the offering.

(3)	Represents (i) 3,494,427 shares issuable upon conversion of $1,900,000 of a Series A convertible Note, plus interest, issued to the Selling Stockholder on February 10, 2026, converted at an adjusted floor price of $0.628, and (ii) 2,379,183 shares issuable upon conversion of $1,249,444 of a Series A Convertible Note, plus interest, issued to the Selling Stockholder on July 6, 2026, converted at an assumed floor price of $0.628.

(4)	This column lists the number of shares of our common stock beneficially owned by this Selling Stockholder as of August 17, 2026, after giving effect to the Maximum Percentage (as defined above). Without regard to the Maximum Percentage, as of August 17, 2026, assuming the conversion of all Series A Convertible Notes held by the Selling Stockholder, the Selling Stockholder would beneficially own an aggregate of 5,873,610 shares of our common stock, which represents all of the shares of our common stock underlying the Series A Convertible Notes held by the Selling Stockholder being registered under this prospectus.

(5)	Assumes the sale of all securities being offered pursuant to this prospectus and no other shares of common stock are acquired by the Selling Stockholder after giving effect to the Maximum Percentage. However, the Selling Stockholder is not obligated to sell all or any portion of the shares of our stock offered pursuant to this prospectus.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Series A Convertible Notes to permit the resale of these shares of common stock by the holders of the Series A Convertible Notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The Selling Stockholder may pledge or grant a security interest in some or all of the Series A Convertible Notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $55,775 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Dorsey & Whitney LLP, New York, NY.

EXPERTS

The consolidated financial statements of iPower Inc. as of June 30, 2024 and June 30, 2025 incorporated by reference in this prospectus have been audited by UHY LLP, independent registered public accounting firm, and HTL International, LLC, independent registered public accounting firm, respectively, as set forth in their report thereon, included therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements for the three and nine months ended March 31, 2026 and 2025 incorporated by reference herein are not audited.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to or incorporated in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website http://www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available at the SEC’s website address referred to above. In addition, you may request a copy of any of our periodic reports filed with the SEC at no cost, by writing or telephoning us at the following address:

iPower Inc.

8798 9th Street

Rancho Cucamonga, CA 91730

We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. We also maintain a website at www.meetipower.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on October 9, 2025;

●	our Quarterly Reports on Form 10-Q for the three months ended September 30, 2025, filed with the SEC on November 14, 2025, for the six months ended December 31, 2025 filed with the SEC on February 20, 2026, and for the nine months ended March 31, 2026 filed with the SEC on May 20, 2026;

●	our Current Reports on Form 8-K filed with the SEC on July 3, 2025; July 29, 2025; August 12, 2025; August 19, 2025, September 9, 2025, September 23, 2025, October 21, 2025, October 22, 2025, November 12, 2025, December 1, 2025, December 9, 2025, December 23, 2025, December 23, 2025, December 29, 2025, February 2, 2026, February 10, 2026, March 31, 2026, April 17, 2026, April 29, 2026, May 19, 2026, May 22, 2026, May 26, 2026, June 4, 2026, July 2, 2026, July 6, 2026, July 21, 2026, and August 5, 2026;

●	The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-40391) filed on May 5, 2021, and any amendments or reports filed for the purposes of updating this description;

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules including any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

iPower Inc.

8798 9th Street

Rancho Cucamonga, CA 91730

Attn: Corporate Secretary

Phone: (626) 863-7344

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IPOWER INC.

Up to 5,873,610 Shares of Common Stock Underlying

$3,149,444 of Series A Senior Secured Convertible Notes

__________________________________

PROSPECTUS

__________________________________

August __, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Company in connection with this offering. All expenses incurred with respect to the registration of the common stock will be borne by the Company. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$6,047
Printing expenses	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$35,000
Total	$57,047

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our amended and restated Articles of Incorporation, Article 8 of our Bylaws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our amended and restated Articles of Incorporation provides that we will indemnify, in accordance with our Bylaws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the board of directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding all securities issued by us within the past three years. Also included is the consideration received by us for such securities, if any, and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On July 6, 2026, pursuant to the terms of a securities purchase agreement, dated December 22, 2025, between the Company and the institutional investor named therein, the Company issued and sold $2,000,000 in Series A Convertible Notes in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act.

On May 19, 2026, pursuant to the terms of a securities purchase agreement, dated December 22, 2025, between the Company and the institutional investor named therein, the Company issued and sold $3,000,000 in Series A Convertible Notes in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act.

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On February 10, 2026, pursuant to the terms of a securities purchase agreement, dated December 22, 2025, between the Company and the institutional investor named therein, the Company issued and sold $2,000,000 in Series A Convertible Notes in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act.

On December 22, 2025, pursuant to the terms of a securities purchase agreement between the Company and the institutional investor named therein, the Company issued and sold $5,185,024 in Series A Convertible Notes in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act.

On June 18, 2024, pursuant to the terms of a securities purchase agreement, dated June 16, 2024, between the Company and Armistice Capital Partners, LLC, we sold warrants (the “Warrants”) to purchase 2,083,334 shares of common stock. The Warrants were sold pursuant to an exemption from registration pursuant Section 4(a)(2) or Regulation D of the Securities Act, in conjunction with a registered direct offering pursuant to which we sold 2,083,334 shares of common stock for aggregate gross proceeds of $5,000,002.

There were no other sales of unregistered securities during the period covered by this registration statement that have not previously been reported on Form 8-K.

Item 16. Exhibits.

Exhibit No.	Description
3.1	Sixth Amended and Restated Articles of Incorporation of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).
3.2	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed October 21, 2025).
3.3	Third Amended and Restated Bylaws of iPower Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 11, 2025).
3.4	Certificate of Amendment to the Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 22, 2026).
3.5	Certificate of Amendment to the Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 5, 2026).
4.1	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed February 2, 2021).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed June 18, 2024).
4.3	Form of Series A Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K/A filed December 23, 2025).
4.4	Form of Series B Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A filed December 23, 2025).
5.1*	Opinion of Dorsey & Whitney LLP
10.1	Form of Purchase Agreement, dated December 22, 2025, between iPower Inc. and the Investor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed December 23, 2025).
10.2	Form of Security and Pledge Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K/A filed December 23, 2025).
10.3	Form of Guaranty (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K/A filed December 23, 2025).
10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K/A filed December 23, 2025).
10.5	Software Asset Transfer Agreement, dated February 1, 2026, between iPower Inc. and Global Product Marketing, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 2, 2026).
10.6	Stock Purchase Agreement, dated February 1, 2026, between iPower Inc. and ETTS AI Investment, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 2, 2026).

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10.7	Promissory Note, dated February 1, 2026, between iPower Inc. and ETTS AI Investment LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed February 2, 2026).
10.8	Supply and Distribution Agreement, dated February 1, 2026, between iPower Inc., Global Product Marketing, Inc. and ETTS AI Investment LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed February 2, 2026).
10.9	Form of Series A Senior Secured Convertible Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 10, 2026).
10.10	Addendum to Promissory Note, by and between iPower Inc. and ETTS AI Investment LLC, dated March 26, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 31, 2026).
10.11	Sublease Agreement, dated April 2, 2026, between iPower Inc. and Dezheng Logistics Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 17, 2026).
10.12	Form of Series A Senior Secured Convertible Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed May 19, 2026).
10.13	Supplement to Supply and Distribution Agreement, dated June 30, 2026, between iPower Inc., Global Product Marketing, Inc. and ETTS AI Investment LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed July 2, 2026).
10.14	Form of Series A Senior Secured Convertible Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed July 6, 2026).
10.15	Form of Amendment to Securities Purchase Agreement, dated July 6, 2026, between iPower Inc. and the investors named therein (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed July 6, 2026).
10.16	Form of Joinder to Guaranty, dated July 21, 2026, executed by iPower AI LLC in favor of the Collateral Agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed July 21, 2026).
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-1 filed on January 16, 2026)
23.1**	Consent of UHY, LLP, independent registered public accounting firm
23.2**	Consent of HTL International, LLC, independent registered public accounting firm
23.3*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
107***	Filing Fee Table
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Schema Document
101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document

*	Filed herewith.
**	To be filed by amendment.
***	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the SEC on July 10, 2026.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga of the State of California, on August 18, 2026.

iPOWER INC.

By:	/s/ Chenlong Tan
Chenlong Tan
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons, in the capacities, and on the dates indicated.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board of Directors	August 18, 2026
Chenlong Tan	(Principal Executive Officer and Principal Financial Officer)

*	Director	August 18, 2026
Yi Yang

*	Director	August 18, 2026
Bennet Tchaikovsky

*	Director	August 18, 2026
Hanxi Li

*	Director	August 18, 2026
Yue Guo

* By:	/s/ Chenlong Tan
Chenlong Tan Attorney-in-fact

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